EXHIBIT 23.1

CONSENT OF HAUSSER + TAYLOR LLC

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Pinnacle Data Systems, Inc. 2005 Equity Incentive Plan of our report dated March 13, 2006, regarding the financial statements of Pinnacle Data Systems, Inc. which appears in Pinnacle Data Systems, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 30, 2006.

Columbus, Ohio

August 22, 2006

HAUSSER + TAYLOR LLC

/s/ Hausser + Taylor LLC